Exhibit 99.4

[LOGO] Chell Group Corporation

Chell Group Corporation
                                                          FOR IMMEDIATE RELEASE

                                                          July 1st, 2002

                      Chell Group Realigns Management Team

New York, NY, July 1, 2002 -- Chell Group Corporation, a technology holding company in business to acquire and grow undervalued technology companies, announced today the realignment of its senior management team to more efficiently deal with its operating plan, M&A activity and regulatory management. The Board of Chell Group has approved the plan which includes the following: Stephen McDermott has been appointed CEO from Director Corporate Finance; Don Pagnutti has been appointed President and CFO from VP Finance and CFO; Cameron Chell has been appointed to Chief Technology Strategist from President and CEO. Also, Adrian Towning, an independent director since 1994, has accepted the position of Chairman of the Board.

Cameron Chell noted, "In an effort to more effectively manage the company's growth going forward, The Board and I have agreed to accelerate a succession plan. Our company posted $ US 12 Million in sales last year. With the closing of our largest acquisition to date, Logicorp, our annualized sales are now approximately $US 45 Million. Subject to the completion of acquisitions that we are presently negotiating, we will have annual revenues in excess of $ US 150 Million in our next fiscal year. I feel we have been executing on our operational and M&A plans. These changes in management will help us more effectively deal with the management of our exchange listing requirements. This new management structure provides the right emphasis to enable us to continue to build out our vision and execute on our plans - not just on our operational and M&A sides, but also with respect to achieving our goal of regaining a listing on a major stock exchange as soon as possible. While we consider our options relating to the recent NASDAQ decision to de-list our shares from its exchange, we have decided in order to protect shareholder value, Chell Group will seek an immediate listing on the over the counter bulletin board market (OTC)."

Adrian Towning, Chell Group Chairman, said "The shifting of responsibilities to a broader team will ensure we bring focus to all critical areas of our business and exploit the talents of our people. We are pleased Stephen McDermott has agreed to take on the CEO role of our company. He has proven his leadership ability in the past, delivering significant results in both public financing and M&A. Don Pagnutti is an experienced operating manager and his expanded role will help enable us to ensure that we move forward in a manner which increases our focus on our regulatory requirements. Cameron Chell, in his new role as Chief Technology Strategist, will focus on building our technology strategy and growth initiatives."

Stephen McDermott, CEO, added " It is important to note that our business plan remains intact: we will continue to identify, acquire and grow undervalued technology companies. I look forward to working in this expanded role knowing the depth of our team and the specific focus of each member. With our new management team I feel extremely confident in our ability to provide our shareholders with the best strategy going forward. I will make sure, as a team, we will work towards maximizing value through the execution of our strategy, with the shareholders best interests as our number one priority.

The Company reiterates the delisting from the NASDAQ Small Cap is not the result of any investigation or accounting irregularity. The Company's operations are not effected by the NASDAQ action and all M&A activity continues as planned.

In addition to the NASDAQ appeal, Chell Group also announced applications are being filed for it's listing on the NASD OTC:BB market and is also exploring several other strategic opportunities that have presented themselves.

The Company will be holding a conference call to be held on Tuesday, July 2nd at 4:15pm EST. Investors can access the call by dialing 416-695-5259 or toll free 1-877-888-4210 and ask for the "Chell Investor Update" conference call.

Participants who wish to ask questions on the investors call may do so by emailing them in advance to: Ron Matthews Director, Investor Relations Chell Group Corporation at rmatthews@chell.com.


About Chell Group Corporation:

Chell Group Corporation is a technology holding company in business to acquire and grow undervalued technology companies. Chell Group's portfolio includes Logicorp www.logicorp.ca NTN Interactive Network Inc. www.ntnc.com, GalaVu Entertainment Network Inc. www.galavu.com, Engyro Inc. (investment subsidiary) www.engyro.com and cDemo Inc. (investment subsidiary) www.cdemo.com. For more information on the Chell Group, visit www.chell.com.


Forward-looking statements and comments in this press release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Certain statements, which describe The Chell Group Corporation's intentions, expectations or predictions, are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the acceptance of Internet based application service providers in the consumer market; the impact of rapid technological and market change; general industry and market conditions and growth rates.


For more information, please contact:


Ron Matthews
Director, Investor Relations
Chell Group Corporation
403.303.2358
rmatthews@chell.com


Arian L. Hopkins
Manager Corporate Communications
Chell Group Corporation
403.303.2347
arian@chell.com